EXHIBIT 10.8

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Agreement") is entered into this 15th day of February, 2000 by and between RKL TECHNOLOGIES, INC., a California corporation, ("RKL") on the one hand and PATRIOT MANUFACTURING CORPORATION, a California corporation ("Patriot") on the other hand.

RECITALS

A. RXL is the lessee under a written Office Building Lease dated October 1, 1996 (the "Master Lease") by and between RKL as Tenant thereunder and Bedrock Properties, a California Joint Venture, ("Bedrock") as Landlord thereunder;

B. The Master Lease concerns a Building covering an area of approximately 17,169 square feet located at 245 Citation Circle, Corona, California 91720 (the "Master Premises");

C. RKL and Patriot desire to enter into this Agreement, with the advance written consent of Bedrock, and subject to all of the terms and provisions of the Master Lease, for the sublease by Patriot from RKL of a portion of the Master Premises defined within this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals of fact and the following mutual covenants and promises, the parties agree as follows:

1. Sublease. Pursuant to this Agreement Patriot does hereby sublease from RKL and RKL does hereby sublease to Patriot a portion of the Master Premises consisting of 4,750 square feet of leaseable space, which in turn consists of 4,400 square feet of office/shop/warehouse space (the "Operating Space") and 350 square feet of common area (the "Common Area"). Hereinafter the Operating Space and the Common Area may collectively be referred to from time to time as the "Subleased Premises." The Subleased Premises, with the Operating Space and the Common Area separately denoted, is defined and identified within the plot of the Master Premises, attached hereto as Exhibit "A" and by this reference incorporated herein. Within the terms of this Agreement Patriot has the right, provided the space becomes available from its present use by RKL with a current RKL customer, to expand the size of the Operating Space by 918 square feet, where depicted on Exhibit "A" at a monthly rent cost of $.57 per square foot.

2. Common Area Defined. The Common Area consists of the bathrooms, the lunch room, electrical distribution services and conference room, including walkways to these areas, determined at thirty percent (30%) of the total leaseable area within the Master Premises, based upon a ratio that the total leaseable area of the Master Premises bears to the Subleased Premises.

3. Rent. During the term of this Agreement Patriot shall pay to RKL monthly rent, in advance on the first day of each calendar month during the term of this Agreement, in the sum of Two Thousand Seven Hundred Seven Dollars and Fifty Cents ($2,707.50), representing $0.57 per square foot multiplied by 4,750 square feet (the "Minimum Rent"). In addition to the Minimum Rent, Patriot shall pay to RKL at the same time each month an additional charge of Six Hundred Dollars ($600.00) per month to cover Patriot's proportionate share of the costs for utilities, maintenance, janitorial services, security, fire monitoring, exterior landscaping and maintenance, pest control, facility related permits and fees (such as the Environmental Permits and Hazard Fees) and other miscellaneous facility charges (the "Additional Rent").

4. Term. The term of the sublease under this Agreement shall be three (3) years (the "Initial Term") from the date first written at the beginning of this Agreement. If that commencement date is in the middle of a calendar month the first month's Minimum Rent and Additional Rent shall be prorated (as well as any last partial month at the end of the term of this Agreement). Provided at the expiration of the Initial Term there exists no uncured default by Patriot of any promise or covenant the performance of which is imposed upon Patriot under this Agreement, Patriot shall then have an option, but not an obligation, to renew and extend the term of this Agreement for one (1) year following the expiration of the Initial term (the "Extended Term"). The Minimum Rent to be paid monthly in advance by Patriot to RKL during the Extended Term will be computed at $.60 per square foot of the total Subleased Premises. Patriot shall give RKL written notice of its exercise of its option to extend the term of this Agreement, as set forth herein, no later than sixty (60) days prior to the expiration of the Initial Term.

5. Sublease Subject to Master Lease. Patriot has thoroughly reviewed the terms and provisions of the Master Lease between Bedrock and RKL, a true and correct copy of which is attached hereto as Exhibit "B" and by this reference incorporated herein. The sublease under this Agreement is subject to the provisions of the Master Lease, and Patriot as the sublessee under this Agreement shall be bound to perform the provisions of the Master Lease imposed upon Tenant under the Master Lease to the extent those provisions related to Patriot's occupancy of the Subleased Premises. If the Master Lease terminates, and this Agreement terminates as a result of such termination of the Master Lease, the parties to this Agreement shall be released from all liabilities and obligations under this Agreement; except that, if this Agreement terminates as a result of RKL's being in default of its obligations under the Master Lease, RKL shall be liable to Patriot for all damages Patriot suffers as a result of such termination. If Bedrock is given the right under the Master Lease to terminate the Master Lease for any reason (e.g., in case of the destruction of the Master Lease Premises, or the Building defined in the Master Lease, or any portion of the Subleased Premises hereunder), then RKL shall have the right, in its sole discretion, to determine whether RKL wishes to have the Master Lease terminated. If RKL elects to have the Master Lease terminated then this Agreement shall be likewise terminated. So long as Patriot is not in default of any provision of this Agreement, or any provision of the Master Lease the performance of which is imposed upon Patriot hereunder, Bedrock shall be obligated to perform all of its obligations under the Master Lease, and during the term of this Agreement Patriot shall have quiet enjoyment of the Subleased Premises.

6. Permitted Alterations. Promptly following the execution of this Agreement by the parties Patriot shall be solely responsible for the hiring of duly licensed, properly insured and bonded contractors, the hiring of which shall be preapproved by RKL, to install a twelve (12) foot in height painted finished drywall wall surrounding and demising the Subleased Premises, and to install appropriate doors within such wall that would match existing doors at the location shown on Exhibit "A" attached hereto. Patriot shall be solely responsible for the timely payment of all costs associated with such work, and for obtaining all permits and inspections of such work with the City of Corona. If Patriot requires further office subdivision within the Subleased Premises Patriot shall be solely responsible for paying and reimbursing to RKL all costs incurred to move the RKL computer file server room door to the front wall, and to have the old door location patched to match the existing wall, all as depicted on Exhibit "A". In connection with the alterations described within this paragraph Patriot's attention is drawn to the provisions of Article 12 of the Master Lease, concerning which Patriot shall be responsible to fully perform and abide by under this Agreement. Prior to or within a reasonable time thereafter following the commencement of the alterations by Patriot described in this paragraph both Bedrock and RKL may file, record and post, in accordance with California law, appropriate notices of nonresponsibility for the work of improvement described within this paragraph.

7. Security Deposit. Concurrently with the execution of this Agreement by the parties Patriot shall pay to RKL a security deposit in the sum of $2,500.00 as security for the faithful performance by Patriot of all of its promises and covenants under the provisions of this Agreement, including but not limited to the timely payment of Minimum Rent or Additional Rent. This security deposit shall become an asset of RKL, and shall not bear interest to the credit of Patriot. In the event Patriot defaults in the performance of any of its promises or covenants under this Agreement, including but not limited to the timely payment of Minimum Rent or Additional Rent, RKL shall have the right, but not the obligation, to offset against the balance of the security deposit all monetary damages, including unpaid Minimum Rent or Additional Rent, arising from such default by Patriot. Upon the termination of this Agreement, and the timely departure of Patriot from the Subleased Premises at such time, and on condition that Patriot timely and fully performs its obligations under paragraph 8 of this Agreement; RKL shall within two weeks thereafter return to Patriot any unused balance of the security deposit.

8. Restoration of Subleased Premises. At the expiration of the term of this Agreement set forth herein Patriot shall, only if requested in advance by RKL, cause all of its trade fixtures and other leasehold improvements to be removed from the Subleased Premises. Possession of the Subleased Premises shall then be returned to RKL in a broom clean condition and otherwise restored to the condition of the Subleased Premises that existed prior to the execution of this Agreement (subject to the improvements remaining at RKL's discretion), normal wear and tear excepted.

9. Insurance and Use. Patriot must obtain and carry during the term of this Agreement all of the insurance required by Article 14 of the Master Lease, with both RKL and Bedrock as additional insureds or lost payees thereunder, such as the case may be. Patriot must at all times during the term of this Agreement operate the business within the Subleased Premises in accordance with all applicable federal, state, county and municipal laws, regulations and codes.

10. No Permitted Assignments and Sublettings. At no time during the term of this Agreement shall Patriot have the right to assign or sublease the Subleased premises, or any portion thereof. Any effort by Patriot to assign or sublease the Subleased Premises, or any portion thereof, shall be null and void, and shall be a default by Patriot under this Agreement.

11. Guaranties. As additional consideration for the execution of this Agreement by RKL both Timothy Cronin and Michel Attias will jointly and severally execute a written personal guaranty of the provisions of this Agreement and the obligations of Patriot hereunder.

12.     Miscellaneous.

12.1 Entire Agreement. This Agreement, together with all amendments or exhibits, if any, incorporated herein, constitutes the entire understanding by and between the parties hereto with respect to the subject matter hereof, and shall supersede all previous negotiations, discussions and preliminary agreements, whether oral or in writing. No party hereto shall be entitled to rely upon any representation, warranty or promise allegedly made by any other party hereto unless the same is expressly set forth herein.

12.2 Attorneys' Fees. In the event any party to this Agreement brings any action or other legal, proceeding in any court or before any arbitration tribunal against the other party to this Agreement to enforce, collect damages hereunder or declare any rights herein created, or to bring about or to declare the termination, cancellation, reformation or rescission of this Agreement, or any part or provision herein, the prevailing party or parties in such action, legal proceeding or arbitration shall be entitled to receive and recover from the other party or parties all reasonable attorneys' fees and costs of suit incurred in connection therewith by said prevailing party or parties.

12.3 Waiver. No waiver or waivers of any term, provisions, covenant or condition of this Agreement, or of any breach by any party to this Agreement of any term, provision, covenant or condition of this Agreement, whether orally, in writing, by conduct or otherwise, by any other party to this Agreement in any one or more instance, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision, covenant or condition of this Agreement, or of any further or subsequent breach thereof by the party permitting or waiving such breach.

12.4 Time. Time is of the essence in the performance of the parties under this Agreement.

12.5 Choice of Law and Forum. This Agreement shall be interpreted and construed under the laws of the State of California, and the parties hereto agree that any action or legal proceeding relating to this Agreement shall be instituted and prosecuted in the courts in Riverside County. Each party to this Agreement consents to the personal jurisdiction of the courts in Riverside County and waives the right of any change of venue.

12.6 If any provision of this Agreement is determined by a court of competent jurisdiction to be void, voidable, invalid or illegal in whole or in part, such determination shall in no way affect, impair or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in foil force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement as of and effective on the date first written above.


        RKL TECHNOLOGIES, INC.,
        a California corporation

        By: /s/ Roy Hornstein
                -------------------
                Roy Hornstein, its President


        PATRIOT MANUFACTURING CORPORATION,
        a California corporation

        By: /s/ Timothy Cronin
                -------------------
                Timothy Cronin, its President


        By: /s/ Michel Attias
                -------------------
                Michel Attias, its ___________



        Approval of this Sublease Agreement by the undersigned, as Landlord under the Master Lease, is hereby given.

        BEDROCK PROPERTIES,
        a California Joint Venture

        By: /s/ Roy Hornstein
                -------------------
                Roy Hornstein, a member


        By: /s/ Kerry Von Clark
                -------------------
                Kerry Von Clark, a member